EXHIBIT 99.2
GOLD AND MINERALS COMPANY, INC.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL STOCKHOLDERS MEETING TO BE HELD ON
____________, 2010

Meeting Information:

Meeting Type:	Special Meeting of Stockholders
Date:	_________________, 2010
Time:	10:00 a.m., Mountain Standard Time
For Holders as of:	_________________, 2010
Location:	______________________________________________________

You are receiving this Notice of Internet Availability of Proxy Materials because you hold shares in Gold and Minerals Company, Inc. ("G&M").

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

As part of our efforts to eliminate unnecessary expenses and conserve the environment, G&M has elected to provide Internet access to its Notice of the Special Stockholders Meeting, proxy statement/prospectus and proxy rather than mailing paper reports. This reduces postage, printing expenses and paper waste. The proxy materials are available at www.transfer.com/proxy_materials.

The Special Stockholders Meeting will be held at 10:00 a.m. on ___________________, 2010. The matters to be covered are noted below:

1.
To consider and vote upon a proposal to approve the issuance of shares of El Capitan Precious Metals, Inc. ("ECPN") common stock to G&M stockholders pursuant to the Agreement and Plan of Merger, dated as of June 28, 2010, by and among ECPN, G&M and MergerCo (a wholly owned subsidiary of ECPN formed for the purpose of the merger) (the “Merger Agreement”), a copy of which is included as Appendix A to the proxy statement/prospectus accompanying this notice; and

2.	To consider and vote upon a proposal to adjourn the G&M special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal described above.

The Board of Directors of the Company recommends voting “FOR” the above proposals.

This notice is not a form for voting. You may vote by Internet, by mail or in person. If you wish to vote by Internet, please go to www.transfer.com/proxy_materials, have your Shareholder Control Numbers and Internet voting instructions available (located on the following page). To vote by mail or in person, please request a paper copy of the proxy materials.

If you want to receive a paper copy of the proxy materials, you must request one; otherwise, you will not receive one. There is no charge for requesting a copy. Please have your Shareholder Control Numbers available and choose one of the following methods to make your request:

●	By Telephone:	Toll free: 1-877-712-7725
●	By Internet:	http:/www.transfer.com/proxy_materials
●	By E-Mail:	OTR@transfer.com

Please make your request on or before ________________, 2010, to ensure timely delivery.

GOLD AND MINERALS COMPANY, INC.

The Board of Directors recommends a vote “FOR” the Merger, and “FOR” proposal 2.

1.
To consider and vote upon a proposal to approve the issuance of shares of ECPN common stock to G&M stockholders pursuant to the Agreement and Plan of Merger, dated as of June 28, 2010, by and among ECPN, G&M and MergerCo (a wholly owned subsidiary of ECPN formed for the purpose of the merger) (the “Merger Agreement”), a copy of which is included as Appendix A to the proxy statement/prospectus accompanying this notice; and

2.	To consider and vote upon a proposal to adjourn the G&M special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal described above.

To vote your proxy on the Internet, please follow these easy steps using the Shareholder Control Numbers provided below:

1.	Go to the Company’s transfer agent (OTR, Inc.) web site at http:/www.transfer.com/proxy_materials

2.	Select the menu option O-Link. At the bottom of the page, under the heading Online Access, click the Shareholder link.

3.	At the sign-on screen type in your Account Number (use the mouse to navigate fields and recognize spaces if present) and your personalized Pin Number.

4.	Now you are able to view your account. To cast your vote you will select VOTE PROXY from the account menu (located on the left side of the screen).

5.	You will then be prompted to enter your Sequence Number.

YOU MAY NOW CAST YOUR VOTE

6.	Select Submit Votes.

7.	Sign off (menu on the left).

If you have any questions, please feel free to call OTR, Inc. at 1-877-712-7725, and we will be happy to assist you.

SHAREHOLDER CONTROL NUMBERS
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Shareholder Name
Street Address
City, State
Account Number:  __________________
PIN Number:  __________________
Sequence Number:  __________________